Exhibit 99.1

VIASPACE SECURITY RECEVES ADDITIONAL FUNDING
FOR ADVANCED CONTAINER SECURITY DEVICE CONTRACT

PASADENA, CA—May 21, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, reported that its VIASPACE Security subsidiary had received additional funding on its contract from L3 Communications for the integration of software and hardware and final testing of the hardware units associated with the Advanced Container Security Device (ACSD) program in support of the Department of Homeland Defense.

VIASPACE Security has successfully completed the sensor fusion and initial application of its SHINE real time inference engine phase of the contract, and delivered the software to L3. This phase included acoustic and sensor data collection, noise identification and suppression, as well as development, adaptation and testing of the specific algorithms associated with each of the hardware sensors contained in the ACSD device.

VIASPACE has an exclusive license from Caltech to commercialize NASA’s SHINE real-time inference engine technology for most major applications including maritime security, homeland defense and diagnostics/prognostics. VIASPACE is pursuing port and container security opportunities such as the ACSD program, as part of its overall strategic focus to develop high performance, real-time inference and sensor data fusion-based solutions leveraging SHINE technology.

According to the American Association of Port Authorities, US states rely on 13 to 15 ports to handle their imports and exports, which add up to over $1.3 billion worth of goods moving in and out of US ports daily. The US port system is responsible for moving over 99% of the country’s international trade by volume and 61% by value. Some 2 billion tons of cargo are moved annually and this volume is expected to double in the next 15 years. Worldwide, there are 3,000 ports employing millions of workers that handle 40,000 ships transporting billions of dollars of cargo every day.

AJ Abdallat, President of VIASPACE Security, commented: “There is a major need for technology solutions to improve the security of seaports and cargo worldwide and we believe our sensor data fusion technology will play a key role. We see this as a tremendous opportunity for VIASPACE Security to draw on our proprietary technology and system design capabilities to develop leading edge maritime security solutions and establish a leadership position in this growing market. We are delighted to be continuing our efforts in support of L3 Communications and the Department of Homeland Defense on this critical port and container security program.”

The Department of Homeland Defense has spent $28 billion over the 22-month period ended in August 2006 on security-related goods and services in all areas including seaport security while issuing more than 115,000 contracts. The ACSD program is one of several major initiatives on the part of the Department of Homeland Defense. VIASPACE Security is targeting this growing market, pursuing opportunities where real-time sensor fusion technology can deliver substantial benefit in securing ports and cargo.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.